UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 7, 2012

EVERCORE PARTNERS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32975	20-4748747
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

55 East 52nd Street

New York, New York 10055

(Address of principal executive offices)

(212) 857-3100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) Evercore Partners Inc. held its annual meeting of stockholders on June 7, 2012.

(b) Stockholders voted on the matters set forth below.

1. The following represents the final tabulation of votes cast for the election of nominees to the Board of Directors:

Roger C. Altman	For	23,494,980
	Withheld	8,830,823
	Broker non-votes	3,840,535

Pedro Aspe	For	22,547,352
	Withheld	9,778,451
	Broker non-votes	3,840,535

Richard I. Beattie	For	23,171,754
	Withheld	9,154,049
	Broker non-votes	3,840,535

Francois de Saint Phalle	For	26,967,868
	Withheld	5,357,935
	Broker non-votes	3,840,535

Gail B. Harris	For	29,015,824
	Withheld	3,309,979
	Broker non-votes	3,840,535

Curt Hessler	For	29,229,989
	Withheld	3,095,814
	Broker non-votes	3,840,535

Anthony N. Pritzker	For	29,161,461
	Withheld	3,164,342
	Broker non-votes	3,840,535

Ralph L. Schlosstein	For	25,147,715
	Withheld	7,178,088
	Broker non-votes	3,840,535

2. The following represents the final tabulation of votes cast regarding the approval of the Amended and Restated 2006 Evercore Partners Inc. Stock Incentive Plan:

For	11,254,927
Against	20,794,331
Abstain	276,545
Broker non-votes	3,840,535

3. The following represents the final tabulation of votes cast regarding the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Evercore Partners Inc. for the year 2012:

For	36,072,484
Against	87,418
Abstain	6,436
Broker non-votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EVERCORE PARTNERS INC.

By:	/s/ ADAM B. FRANKEL
Name:	Adam B. Frankel
Title:	General Counsel

Dated: June 8, 2012

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